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                                   EXHIBIT (5)

               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.,
         relating to the issuance of shares of Common Stock pursuant to
                        MigraTEC, Inc., Stock Options to
                             Officers and Directors

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                                                                     EXHIBIT (5)

October 19, 1999

MigraTEC, Inc.
12801 North Stemmons Freeway, Suite 710
Farmers Branch, Texas  75234

RE:      REGISTRATION STATEMENT ON FORM S-8; MIGRATEC, INC.,
         STOCK OPTIONS TO OFFICERS AND DIRECTORS

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by MigraTEC, Inc. (the "Company"), and the resale of an aggregate of 6,950,000 shares of Common Stock, no par value per share, of the Company (the "Shares"). The Shares are issuable to members of management of the Company upon the exercise of options granted to such persons in consideration for services performed for the Company.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the option agreements pursuant to which the options have been granted (the "Agreements") and various other agreements and corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based upon and in reliance of the foregoing, we are of the opinion that the Shares to be issued upon exercise of the options granted pursuant to the Agreements, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

Very truly yours,

ATLAS, PEARLMAN, TROP & BORKSON, P.A.

/s/  ATLAS, PEARLMAN, TROP & BORKSON, P.A.
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JMS/bb


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